 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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CHINA GROWTH CORPORATION (Name of Registrant as Specified In Its Charter)

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CHINA GROWTH CORPORATION
#10 Gangkouerlu Road
Jiangmen City, Guangdong Province, 529000
People’s Republic of China

NOTICE OF EXTRAODINARY GENERAL MEETING OF SHAREHOLDERS
TO BE HELD ON [____], March [_], 2011

Notice is hereby given that an Extraordinary General Meeting of Shareholders (the “Meeting”) of China Growth Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands (the “Company”), will be held at the Company’s office, No.10 Guankouerlu Road, Jiangmen City, Guangdong Province, People’s Republic of China, 52900 on [__], March [__], 2011, at 10:00 AM local time.

We are holding the Meeting to consider the following proposals:

1)	to approve a special resolution to change the name of the Company to “Huixin Waste Water Solutions, Inc.;”
2)	to approve an ordinary resolution pursuant to Article 51.1 of the Articles of Association to effectuate 1 for 1.42610718 consolidation ( “Reverse Split”) of its issued and outstanding ordinary shares;
3)	to approve a special resolution to amend and restate the Company’s Memorandum of Association and Articles of Association.

The Board of Directors has set February [__], 2011 as the record date for the Meeting. Only registered holders of the Company’s ordinary shares and preference shares at the close of business on that date are entitled to receive notice of the Meeting and to attend and vote at the Meeting.

If you plan to attend the meeting, please mark the accompanying proxy card in the space provided and return it to us, or notify us of your intention via the Internet as directed on the proxy card. This will assist us with meeting preparations.

A Proxy Statement describing the matters to be considered at the Meeting is attached to this Notice. The Proxy Statement is also available online at the website identified on your proxy card.

Your vote is important. Whether or not you plan to attend the meeting, I hope that you will vote as soon as possible. You may vote your shares by either completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. Any shareholder attending the meeting may vote in person, even if you have already returned a proxy card or voting instruction card.

By order of the Board of Directors, /s/Mingzhuo Tan Mingzhuo Tan Chairman of the Board of Directors
February 14, 2011

CHINA GROWTH CORPORATION
#10 Gangkouerlu Road
Jiangmen City, Guangdong Province, 529000
People’s Republic of China

PROXY STATEMENT

GENERAL INFORMATION

The Board of Directors (the “Board of Directors”) of China Growth Corporation, an exempted company incorporated with limited liability under the laws of the Cayman Islands, is soliciting your proxy for use at the Extraordinary General Meeting of Shareholders (the “Meeting”) to be held on [___], March [__], 2011, at the Company’s office, No. 10 Gangkouerlu Road, Jiangmen City, Guangdong Province, People’s Republic of China, 52900. References in this Proxy Statement to “the Company,” “we,” “our,” and “us” are to China Growth Corporation.

The purposes of the Meeting are to seek shareholder approval of the following proposals:

1)	to approve a special resolution to change the name of the Company to “Huixin Waste Water Solutions, Inc.;”
2)	to approve an ordinary resolution pursuant to Article 51.1 of the Articles of Association to effectuate a 1 for 1.42610714 Reverse Split of its issued and outstanding ordinary shares;
3)	to approve a special resolution to amend and restate the Company’s Memorandum of Association and Articles of Association.

This Proxy Statement and related materials are first being made available to our shareholders on or about February ____, 2011.

1.           Who May Vote

Only shareholders of record of our ordinary shares, par value US$0.000128 per share (“Ordinary Shares”), and 6% Convertible Preference Shares, par value US$0.000128 per share (“Convertible Preference Shares”), as of the close of business on February [__], 2010 (the “Record Date”) are entitled to notice and to vote at the Meeting and any adjournment or adjournments thereof. As of the Record date, there were 26,953,425 Ordinary Shares and 444,804 Convertible Preference Shares issued and outstanding.

A list of shareholders entitled to vote at the Meeting will be available at the Meeting, and will also be available for ten days prior to the Meeting, during office hours, at the executive offices of the Company at No. 10 Gangkouerlu Road, Jiangmen City, Guangdong Province, 529000, People’s Republic of China.

If your shares are not held in your name but in the “street name” of a bank, broker or other holder of record (a “nominee”), then your name will not appear in our register of shareholders and the nominee will be entitled to vote your shares. If you hold your shares in “street name,” you may be able to vote electronically through the Internet in accordance with the voting instructions provided by that institution. In order to be admitted to the Meeting, you must bring a letter or account statement showing that you beneficially own the shares held by the nominee. Even if you attend the Meeting, you will not be able to vote the shares that you hold in street name unless you receive a proxy from the record holder to vote at the Meeting. Rather, you should instruct your nominee how to vote those shares on your behalf.

In order to establish a quorum at the Meeting, pursuant to our Memorandum of Association and Articles of Association and the laws of the Cayman Islands, there must be one or more shareholders holding at least a majority of the paid up voting share capital of the Company present at the Meeting, either in person or by proxy. For purposes of determining a quorum, abstentions and broker “non-votes” are counted as represented, provided that proxies are received or shareholders are present at the Meeting.

Under the rules that govern nominees who are record owners of shares that are held in accounts for the beneficial owners of the shares, nominees who do not receive voting instructions from their clients have the discretion to vote uninstructed shares on routine matters but have no discretion to vote such uninstructed shares on non-routine matters. A “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares. Nominees will not have the authority to exercise discretion to vote shares with respect to the proposals because they involve non-routine matters.

Shareholders will be entitled to one vote per Ordinary Share and a number of votes equal to the number of Ordinary Shares into which each Convertible Preference Share is convertible on all matters submitted to a vote of shareholders, so long as those shares are represented at the Meeting in person or by proxy. Your shares will be represented if you attend and vote at the Meeting or if you submit a proxy. Under Cayman Islands law, holders of our shares do not have appraisal rights with respect to matters to be voted on at the Meeting.

The Proposals that require a special resolution require approval by an affirmative vote of not less than two-thirds of Ordinary Shares and Convertible Preference Shares, voting together as a single class, present in person or by proxy at the Meeting at which a quorum is present. The Proposals that require an ordinary resolution require approval by an affirmative vote of not less than half of Ordinary Shares and Convertible Preference Shares, voting together as a single class, present in person or by proxy at the Meeting at which a quorum is present.

2.           How to Vote

You may vote by one of the following methods:

•	attending the meeting and voting;

•	completing and signing the proxy card and mailing it in the enclosed postage-paid envelope; o

•
voting on the Internet at the website provided on the proxy card. If your shares are held through a broker, trust, bank or other nominee, you should refer to information forwarded to you by such holder of record for your voting options.

The shares represented by any proxy duly given will be voted at the Meeting in accordance with the instructions of the shareholder. In addition, if other matters come before the Meeting, the persons named in the accompanying proxy card will vote in accordance with their best judgment with respect to such matters. Abstentions and broker non-votes will not be counted as votes in favor of or against a matter being voted on, but will be counted as shares voting on such matter.

3.           Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Mere attendance at the meeting will not revoke a proxy. Such revocation may be effected by accessing the Internet website identified on your proxy, or in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Chief Financial Officer at the address of our principal office set forth above, or by your attendance and voting in person at the Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the previously convened Meeting (except for any proxies that have at that time effectively been revoked or withdrawn), even if the proxies had been effectively voted on the same or any other matter at a previous Meeting.

4.           Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail, and the officers and employees of the Company, who will receive no extra compensation therefore, may solicit proxies personally or by telephone. The Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

5.           Delivery of Proxy Materials to Households

The Securities and Exchange Commission (the “SEC”) has adopted rules that allow a company to deliver a single proxy statement to an address shared by two or more of its shareholders. This method of delivery, known as “householding,” permits us to realize significant cost savings, reduces the amount of duplicate information shareholders receive, and reduces the environmental impact of printing and mailing documents to you. Under this process, certain shareholders will receive only one copy of our proxy materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these shareholders notifies us that they want to receive separate copies. Any shareholders who object to or wish to begin householding may contact our Chief Executive Officer, in writing at No.10 Gangkouerlu Road, Jiangmen City, Guangdong Province, China, 52900.  We will send an individual copy of the proxy statement to any shareholders who revoke their consent to householding within 30 days of our receipt of such revocation.

6.           Accessing Proxy Materials over the Internet

Pursuant to rules promulgated by the SEC, we are providing access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement and your proxy card are available at the website provided on the proxy card that accompanies this Proxy Statement.

7.           Interest of Officers and Directors in Matters to Be Acted Upon

None of the Company’s officers or directors have any interest in any of the matters to be acted upon.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of February [_], 2011 (i) by each person who is known by us to beneficially own more than 5% of our voting securities; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No.10 Gangkouerlu Road, Jiangmen City, Guangdong Province, China, 52900.

		Shares Beneficially Owned(1)
		Ordinary Shares(2)			Preference Shares(3)		% Total Voting Power(4)
		Shares		% of Class	Shares	% of Class
Directors and Officers
Mingzhuo Tan (5)	Chairman and Chief Executive Officer	12,834,964		41.24%	0	*	41.24%

Patrick S.H. Chan	Chief Financial Officer	*		*	*	*	*

Joseph Rozelle c/o Nautilus Global Business Partners	Director	*		*	*	*	*

All officers and directors as a group (7 persons named above)		12,834,964		41.24%	0	*	41.24%

5% Security Holders
Star Prince Limited (5)		12,834,964		41.24%	0	*	41.24%

Access America Fund, LP (6)		2,220,789	(7)	7%	233,334	52.46%	12.55%

* Less than 1%

(1)
A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

(2)
Based on 26,953,424 Ordinary Shares issued and outstanding after the closing of the transactions contemplated by the Share Exchange Agreement and the Subscription Agreement (as of the Closing Date). For each beneficial owner above, any warrants exercisable within 60 days have been included in the nominator and denominator.

(3)
No Preference Shares were issued and outstanding as of the Record Date and 444,804 Preference Shares were issued and outstanding as of the Closing Date. Each Preference Share is convertible into 7.1305357 Ordinary Shares (subject to customary adjustments for stock splits, combinations, or equity dividends on Ordinary Shares). Holders of Preference Shares vote with the holders of Ordinary Shares on all matters on an “as converted” basis.

(4)
Percentage of Total Capital Stock represents total ownership with respect to all shares of our Ordinary Shares and Preference Shares, as a single class and on an “as converted” basis. For each beneficial owner above, any warrants exercisable within 60 days have been included in the nominator and denominator.

(5)	Mr. Tan is our President, Chief Executive Officer and Director. He is the director of Star Prince Limited and has voting and dispositive control over securities held by Star Prince Limited.
(6)	Christopher Efird is the Managing Partner of Access America Fund, LP and has voting and dispositive control over securities held by it.
(7)	Includes 831,898 Ordinary Shares issuable upon exercise of a warrant and 998,275 Ordinary Shares (issuable upon conversion of two senior secured notes.

Changes in Control

There are currently no arrangements which may result in a change in control of the Company.

CHANGES OF CONTROL

On December 15, 2010 (the “Closing Date”), we entered into a share exchange agreement (the “Exchange Agreement”) with Wealth Environmental Protection, a British Virgin Islands company, and shareholders of Wealth Environmental Protection named in the Exchange Agreement (“Wealth Environmental Protection Shareholders”). Pursuant to the terms of the Exchange Agreement, Wealth Environmental Protection Shareholders transferred to us all of the issued and outstanding ordinary shares of Wealth Environmental Protection in exchange for the issuance of a total of 24,956,875 ordinary shares, par value $0.000128 per share, or 96.15% of the ordinary shares of the Company issued and outstanding after the Closing (such transaction is hereinafter referred to as the “Share Exchange”).

Pursuant to the Exchange Agreement, Wealth Environmental Protection became our wholly-owned subsidiary. Wealth Environmental Protection holds all of the issued and outstanding capital stock of Wealth Environmental Technology, a company incorporated under the laws of Hong Kong, which is the holding company of Jiangmen Huiyuan which controls Jiangmen Wealth Water, a company organized under the laws of PRC by a series of contractual agreements and arrangements with Jiangmen Wealth Water and/or its shareholders. As a result of the Share Exchange, we are now the holding company of Jiangmen Huiyuan, an indirect wholly-owned subsidiary of Wealth Environmental Protection organized in the PRC.

Upon the closing of the reverse acquisition on December 15, 2010, Mr. David Richardson resigned from our board of directors, effective immediately, and Mr. Joseph Rozelle submitted a resignation letter in which he resigned from all offices that he held effective immediately and from his position as our director that will become effective on the tenth day following our mailing of an information statement, or the Information Statement, to our shareholders, which complies with the requirements of Section 14f-1 of the Exchange Act. The Information Statement was mailed to our shareholders on or about December 21, 2010.

On December 15, 2010, our board of directors appointed Mr. Mingzhuo Tan as the Chairman of our board of directors to fill in the vacancy created by the resignation of Mr. David Richardson effective immediately at the closing of the Share Exchange. In addition, our board of directors also appointed Mr. Mingzhuo Tan to serve as our President and Chief Executive Officer and Mr. Patrick S.H. Chan to serve as our Interim Chief Financial Officer effective immediately at the closing of the Share Exchange.

As a result of our reverse acquisition of Wealth Environmental Protection, we have assumed the business and operations of Wealth Environmental Protection and its Chinese subsidiaries, which are engaged in the production and sale of water purifying agents and high-performance aluminate in China.

BACKGROUND OF PROPOSALS

The following Proposals to amend, and to amend and restate, our Memorandum of Association and Articles of Association are summaries only and are qualified in their entirety by the full text of the proposed resolutions included in Annex A and proposed Amended and Restated Memorandum of Association and Articles of Association included in Annex B attached hereto.

The proposed 1:1.42610714 Stock Split of all the issued and outstanding Ordinary Shares (the “Reverse Split”) as of December 15, 2010 are permitted by the terms of our Memorandum of Association and Articles of Association and the laws of the Cayman Islands, and were approved by our Board of Directors on December 15, 2010.

The proposed amendments to, and amendment and restatement of, our Memorandum of Association and Articles of Association are permitted by the terms of our Memorandum of Association and Articles of Association and the laws of the Cayman Islands, and were approved by our Board of Directors on December [___], 2010 for shareholder consideration and approval. If any or all of the Proposals are approved at the Meeting, they will become immediately effective.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO
CHANGE THE NAME OF THE COMPANY
(Proposal No. 1)

This proposal would change our name from “China Growth Corporation” to “Huixin Waste Water Solutions, Inc.”

Our Board of Directors believes that the proposed name change is in the best interest of our shareholders and will more accurately reflect, and allow us to engage in, our new business operations as described in our Current Report on Form 8-K filed with the SEC on December 15, 2010.

Proposed Special Resolution

Our Board of Directors has approved the proposed text of special resolution relating to Proposal 1 as set forth in Annex A.

Vote Required and Recommendation

Proposal I requires approval by the affirmative vote of not less than two-thirds of Ordinary Shares and Convertible Preference Shares, voting together as a single class, present in person or by proxy at the Meeting at which a quorum is present. Proposal II requires approval by the affirmative vote of not less than two-thirds of Ordinary Shares and two-thirds of Convertible Preferences Shares, each voting as a separate class, present in person or by proxy at the Meeting at which a quorum is present. Proposal III requires approval by the affirmative vote of over 50% of Ordinary Shares and two-thirds of Convertible Preferences Shares, each voting as a separate class, present in person or by proxy at the Meeting at which a quorum is present. Proposal IV requires approval by the affirmative vote of not less than two-thirds of Ordinary Shares and two-thirds of Convertible Preferences Shares, each voting as a separate class, present in person or by proxy at the Meeting at which a quorum is present.

The Board of Directors recommends a vote
“FOR” Proposal 1.

PROPOSAL TO APPROVE ORDINARY RESOLUTION TO
EFFECTUATE THE REVERSE SPLIT

Reasons for Amendments

In connection with the closing of the private placement of 222,402 units dated December 15, 2010, the Board of Directors agreed to effectuate the Reverse Split as soon as practicable. The Company is seeking to list on a national securities exchange, including NYSE, NASDAQ or NYSE AMEX, and in connection therewith, must meet certain listing requirements, including a closing bid price requirement. The Reverse Split may increase the price level of our Ordinary Share so that we may obtain financing with favorable valuation that meets the minimum bid price standard. Moreover, to be listed on a senior national exchange will create a more liquid public market for our common stock, and therefore may increase our shareholder return on their investment. Consequently, the Board of Directors has recommended that we effect the Reverse Split.

It is proposed that the authorised share capital of the Company be changed from:

US $5,100 divided into 39,062,500 Ordinary Shares of US$0.000128 par value each and 781,250 Preference Shares of US$0.000128 par value each,, to:

US $5,100 divided into 27,391,000 Ordinary Shares of [US$0.0001825417] par value each and [781,250] Preference Shares of [US$0.000128] par value each, such additional shares having the rights and privileges and being subject to the restrictions set out in the Articles of Association

Principal Effects of the Reverse Split

On the effective date of the Reverse Split, each 1.42610714 Ordinary Shares issued and outstanding immediately prior to the Reverse Split effective date (the “Old Shares”) will automatically and without any action on the part of the shareholders be converted into one Ordinary Share (the “New Shares”).  In the following discussion, we provide examples of the effects of a reverse split in the range of one New Share for every 1.42610714 Old Shares.

Corporate Matters.  The Reverse Split would have the following effects based upon the number of shares of Ordinary Share outstanding as of February [__], 2011:

●	every 1.42610714 Old Shares owned by a stockholder would be exchanged for one New Share; and

●	the number of shares of our Ordinary Share issued and outstanding will be reduced from 26,953,425 shares to 19,600,000 shares.

The Reverse Split will be effected simultaneously for all of our outstanding Ordinary Share, will be the same for all of our outstanding Ordinary Share. The Reverse Split will affect all of our shareholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the Reverse Split results in any of our shareholders owning a fractional share. As described below, shareholders and holders of options and warrants holding fractional shares will have their shares rounded up to the nearest whole number. Ordinary Share issued pursuant to the Reverse Split will remain fully paid and non-assessable. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The Reverse Split will not change the proportionate equity interests of our shareholders, nor will the respective voting rights and other rights of shareholders be altered, except for possible immaterial changes. The Ordinary Share issued pursuant to the reverse split will remain fully paid and non-assessable. The reverse split is not intended as, and will not have the effect of, a "going private transaction" covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Shareholders should recognize that they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by ten). While we expect that the reverse split will result in an increase in the potential market price of our Ordinary Share, there can be no assurance that the reverse split will increase the potential market price of our Ordinary Share by a multiple equal to the exchange number or result in the permanent increase in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Ordinary Share decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that potential liquidity in the market price of our Ordinary Share could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of shareholders of the Company who own odd lots (less than 100 shares). Shareholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Split. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Old Shares not evenly divisible by the 1for 1.42610714  reverse stock split ratio, will be entitled, upon surrender of  certificate(s) representing these shares (if such certificates were issued), to a number of shares of New Shares rounded up to the nearest whole number. The ownership of a fractional interest will not give the stockholder any voting, dividend or other rights except to have his or her fractional interest rounded up to the nearest whole number when the New Shares are issued.

Options and Warrants. Holders of options and warrants to purchase shares of Ordinary Share, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares, because they hold options which upon exercise would result in a number of shares of Ordinary Share not evenly divisible by the Reverse Split ratio, will receive a number of shares of Ordinary Share rounded up to the nearest whole number.

Authorized Shares. The Company is presently authorized under its Memorandum & Articles of Association, to issue up to 39,062,500 Ordinary Shares.  Upon effectiveness of the Reverse Split, the number of authorized Ordinary Shares would remain the same, although the number of Ordinary Shares issued and outstanding will decrease.  The issuance in the future of additional Ordinary Shares may have the effect of diluting the earnings per share and book value per share, as well as the stock ownership and voting rights of the currently outstanding Ordinary Shares.  The effective increase in the number of authorized but unissued and unreserved shares of the Company’s Ordinary Share may be construed as having an anti-takeover effect as further discussed below. Authorized but unissued shares will be available for issuance, and we may issue such shares in future financings or otherwise. If we issue additional shares, the ownership interest of holders of our Ordinary Share would be diluted. Also, the issued shares may have rights, preferences or privileges senior to those of our Ordinary Share.

Accounting Matters.. As a result, on the effective date of the Reverse Split, the stated capital on our balance sheet attributable to our Ordinary Share will be reduced in proportion to the Reverse Split ratio (for example, in a one-for-two reverse stock split, the stated capital attributable to our Ordinary Share will be reduced to half of its existing amount) and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of our Ordinary Share will also be increased because there will be fewer shares of our Ordinary Share outstanding.

Potential Anti-Takeover Effect. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our Board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Reverse Split was not proposed in response to any effort of which we are aware to accumulate our shares of Ordinary Share or obtain control of us, nor is it part of a plan by management to recommend a series of similar actions having an anti-takeover effect to our Board of Directors and shareholders. Other than the Reverse Split and Amendment, our Board of Directors does not currently contemplate recommending the adoption of any other corporate action that could be construed to affect the ability of third parties to take over or change control of the Company.

PROPOSAL TO APPROVE SPECIAL RESOLUTION TO
AMEND AND RESTATE THE COMPANY’S
MEMORANDUM OF ASSOCIATION AND ARTICLES OF ASSOCIATION
(Proposal 3)

This proposal would amend and restate our Memorandum of Association and Articles of Association to reflect the changes as set forth in Proposal 1, as well as the amendments set forth below. The full text of the proposed Amended and Restated Memorandum of Association and Articles of Association is set forth in Annex B attached hereto.

A.  Amendment to Article 571 of the Articles of Association

In addition to the amendment contemplated by Proposal 1, a proposed amendment to Article 57 of our Articles of Association would provide that we will be required to convene an extraordinary general meeting to consider an issue or issues at the request of shareholders only if holders of not less than 33 1/3% of our Ordinary Shares and Convertible Preference Shares issued and outstanding, including shares on an as-converted basis, which carry the right to vote at general meetings deliver to us written demands, describing the purpose or purposes for which the shareholders seek to convene an extraordinary general meeting. Currently, as provided in our Articles of Association, holders of 10% of the paid up voting share capital of the Company may require, upon written demand, that we hold a general meeting on the issue. Our board of directors believes that the time and expense of convening extraordinary general meetings of shareholders should be incurred only when there is a more substantial need, as evidenced by a request by 33 1/3% of the eligible votes entitled to vote at a meeting.

An effect of this amendment may be to make it more difficult for a smaller percentage of shareholders to submit proposals to a vote of all shareholders other than at a regularly scheduled annual general meeting. As a result, the amendment may preclude a takeover bidder from quickly proposing a merger, business combination, or other similar transaction, or from removing and/or replacing directors in an effort to gain control of us, other than by following the rules prescribed for submitting proposals for an annual general meeting.

If approved, Article 57 of the Articles of Association will be amended as follows (new language to be inserted is underlined; language to be deleted is [bracketed]).

“The Directors shall convene a general meeting of the Company on the written requisition of any Member or Members entitled to attend and vote at general meetings of the Company who hold(s) not less than 33 1/3% [10 per cent] of the paid up voting share capital of the Company, such requisition to be deposited at the Registered Office.”

1 Renumbered as Section [__] in the Amended and Restated Articles of Associations.

B. Amendment to Article 632 of the Articles of Association

In addition, a proposed amendment to Article 63 of our Memorandum of Association and Articles of Association would provide that the quorum for the general meeting shall be reduced from majority to one-third of the Ordinary Shares and Convertible Preference Shares, on an as converted basis.

Lowering the quorum requirement will facilitate holding shareholder meetings to approve important matters necessary for the conduct of our business. When not enough shareholders vote, we may be forced to adjourn meetings multiple times and incur the expense of additional shareholder solicitations and proxy solicitors in order to obtain the shareholder vote necessary to hold a meeting.

The reduced quorum requirement is not prohibited by Cayman Islands Companies Law. Under the Cayman Islands Companies Law, the quorum for a shareholders’ meeting may be one shareholder or any greater number specified by the articles of association.

Shareholders have the right to vote on any amendment to Articles of Association affecting their right to vote or on any matter submitted to the shareholders by the Board of Directors. On January [__], 2011, the board of directors approved the proposed amendment and also authorized its submission to each shareholder for their approval.

If approved, Article 63 of the Articles of Association will be amended as follows (new language is underlined; language to be deleted is [bracketed]).

“No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as otherwise provided by these Articles, one or more Members holding at least one-third [a majority] of the paid up voting share capital of the Company present in person or by proxy shall be a quorum.”

C. Other Amendments to the Memorandum of Association and Articles of Association

In addition to the foregoing amendments, the proposed amendments to our Memorandum of Association and Articles of Association would, among other things:

•	Elaborate on the general terms of our Ordinary Shares and Convertible Preference Shares;

•	Elaborate on the provisions regarding the nomination, appointment and removal of directors;

•
Eliminate the ability of shareholder votes to be taken by a show of hands of shareholders attending a meeting and require that all votes of the shareholders be taken on a poll on the basis of one vote per outstanding share on the Record Date (subject to the rights of holders of preference shares);

•	Remove our right to an automatic lien on the shares of a shareholder for any debt or liabilities of such shareholder with us;

•
Remove our right to make calls upon shareholders in respect of any moneys unpaid on their shares and our right to forfeit any share in respect of which the call or installment of a call remains unpaid;

•
Clarify that certain provisions, including those regarding annual general meetings, use of proxies, notice requirements, Board composition, auditor appointments and inspection of our books, accounts and documents, are subject to the rules and regulations of any securities exchange or other quotation system on which the Company’s securities may be listed or otherwise quoted for trading from time to time;

•	Allow director remuneration to be determined by our Board of Directors, as opposed to the prior requirement that director remuneration be determined by shareholders by a majority vote; and

•	Elaborate on the liability and indemnification of directors, officers and other persons serving at the request of the Company.

_________
2 Renumbered as Section [__] in the Amended and Restated Memorandum of Association and Articles of Associations.

These amendments are designed to bring our Memorandum of Association and Articles of Association more in line with current concepts of good corporate governance, to clarify some of its terms and to conform more closely with those of other similar public companies.

The foregoing description of the material changes to our Memorandum of Association and Articles of Association is not intended to be complete and is qualified in its entirety by reference to the full text of the proposed Amended and Restated Memorandum of Association and Articles of Association attached hereto as Annex B.

Proposed Special Resolution

Our Board of Directors has approved the proposed text of special resolution relating to Proposal 3 as set forth in Annex A.

Vote Required and Recommendation

This proposal requires approval by the affirmative vote of not less than two-thirds of Ordinary Shares and two-thirds of Convertible Preferences Shares, each voting as a separate class, present in person or by proxy at the Meeting at which a quorum is present.

The Board of Directors recommends a vote
“FOR” Proposal 3.

SHAREHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

We will hold an annual meeting next year if we are subject to a requirement to do so. We may also elect to hold an annual meeting next year even if we are not subject to a requirement to do so if we determine that doing so would be in the interests of our shareholders. If we are required to or elect to hold an annual meeting next year, and you wish to have a proposal included in our proxy statement in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Chief Executive Officer of the Company at No. 10 Gangkouerlu Road, Jiangmen City, Guangdong Province, People’s Republic of China, 52900, by no later than 30 days prior to the date of printing and mailing our material for the annual meeting. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by Rule 14a-8 will not be included.

Rule 14a-4(c)(1) under the Exchange Act governs the use by the Company of discretionary voting authority with respect to shareholders proposals submitted outside the process of Rule 14a-8. Rule 14a-4(c)(1) provides that if the proponent of a shareholder proposal fails to notify the Company by the date specified therein or in an advance notice provision in the Company’s governing documents, the proxies of the Company’s management would be permitted to use their discretionary authority to vote on this proposal at the Company’s next annual meeting of shareholders. For purposes of the Company’s 2011 annual meeting (if any), if Proposal 3 is adopted and the proposal relates to the nomination of our directors, then pursuant to our Amended and Restated Articles of Association notice must be delivered not earlier than the 150th day prior to the meeting and not later than the later of the 120th day prior to such meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If the Proposal 23 is not adopted or the proposal does not relate to the nomination of our directors, then notice must be received by no later than 30 days prior to the date of printing and mailing our material for the 2011 annual meeting (if any). Notifications must be received by the applicable deadline by the Chief Executive Officer of the Company at No. 10 Gangkouerlu Road, Jiangmen City, Guangdong Province, People’s Republic of China, 52900. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for shareholder proposals established by Rule 14a-4(c)(1) will not be included in our proxies materials for our 2011 annual meeting, or will be included but the Company will reserve the right to use its discretionary voting authority against its approval.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We file annual, quarterly and current reports and other information with the SEC. The annual reports include our audited financial statements and the quarterly reports include our unaudited financial statements. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room, which is located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Copies of our filings can also be accessed through the SEC’s web site at http://www.sec.gov. You may also request a copy of our filings, including documents incorporated by reference in this proxy statement as described below, without charge, by contacting our Chief Financial Officer at the address specified above.

You should rely only on the information contained or incorporated by reference in this proxy statement to vote your shares at the Meeting. We have not authorized anyone to provide you with information that is different from what is contained or incorporated by reference in this proxy statement. This proxy statement is dated February [__], 2011. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, or, with respect to information incorporated by reference from reports or documents filed with the SEC, as of the date such report or document was filed.

OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any business which will be presented for consideration at the Meeting. Should any other matters be properly presented, it is intended that the enclosed proxy will be voted in accordance with the best judgment of the persons voting the proxies.

February 14, 2011	By Order of the Board of Directors

/s/ Mingzhou Tan
Mingzhuo Tan Chairman of the Board of Directors